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                                                                    EXHIBIT 99.5



                  Consent of Morgan Stanley & Co. Incorporated





                                                                    May 18, 2001


Board of Directors
Valero Energy Corporation
One Valero Place
San Antonio, TX  78212


Members of the Board:

We hereby consent to the use in the Registration Statement of Valero Energy Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of Valero Energy Corporation and Ultramar Diamond Shamrock Corporation, which is part of the Registration Statement, of our opinion dated May 4, 2001 appearing as Appendix B to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Opinion of Valero's Financial Advisors." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent if required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                   MORGAN STANLEY & CO. INCORPORATED



                                   By: /s/ Stephen Trauber
                                       -------------------------
                                       Stephen Trauber
                                       Managing Director